THIS AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR
       A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN. SUCH OFFER OR
              SOLICITATION ONLY WILL BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE
                                BANKRUPTCY CODE.

================================================================================

                             PLAN SUPPORT AGREEMENT

                                  by and among

                                DANA CORPORATION,

                              UNITED STEELWORKERS,

                          INTERNATIONAL UNION, UAW, AND

                            APPALOOSA MANAGEMENT L.P.

================================================================================

                           Dated as of _____ __, 2007

                               TABLE OF CONTENTS

                                                                            Page

RECITALS      .................................................................2
ARTICLE I     OVERVIEW OF CERTAIN DEFINED TERMS................................3
ARTICLE II    OBLIGATIONS OF THE DEBTORS.......................................5
ARTICLE III   SUPPORT OBLIGATIONS OF THE USW, THE UAW AND APPALOOSA............6
ARTICLE V     PLAN FRAMEWORK...................................................9
ARTICLE VI    ADDITIONAL AGREEMENTS............................................9
ARTICLE VII   TERMINATION EVENTS...............................................9
ARTICLE VIII  GOVERNING LAW; JURISDICTION; VENUE..............................10
ARTICLE IX    IMPLEMENTATION..................................................10
ARTICLE X     GENERAL PROVISIONS..............................................11
EXHIBITS
Exhibit A: Form of Plan
Exhibit B: Investment Agreement

                             PLAN SUPPORT AGREEMENT

     This Plan Support Agreement (this "Agreement"), is entered into as of ______ __, 2007, by and among Dana Corporation ("Dana"), on behalf of itself and its subsidiaries operating as debtors and debtors-in-possession (together with Dana, the "Debtors") in the Chapter 11 Cases (as defined below); the United Steelworkers (the "USW"); the International Union, UAW (the "UAW"); and Appaloosa Management L.P. on behalf of itself and its affiliates ("Appaloosa"). Each of the Debtors, the USW, the UAW, Appaloosa and the Supporting Creditors is referred to herein individually as a "Party," and collectively, as the "Parties". As used herein, the words "this Agreement", "hereto", "hereunder" and words of like import shall mean this Agreement.

                                    RECITALS

     A. On March 3, 2006, the Debtors commenced jointly administered chapter 11 cases (together, the "Chapter 11 Cases") in the Bankruptcy Court (as defined below).

     B. On March 3, 2006, Stroock & Stroock & Lavan LLP ("Stroock") was retained as counsel to an ad hoc group of holders of the Debtors' unsecured bonds (the "Ad Hoc Group").

     C. On February 1, 2007, the Debtors filed the Motion and Memorandum of Law of Debtors and Debtors in Possession to Reject their Collective Bargaining Agreements and to Modify their Retiree Benefits Pursuant to Sections 1113 and 1114 of the Bankruptcy Code (the "1113/1114 Litigation").

     D. In March and April 2007, the trial with respect to the 1113/1114 Litigation took place before the Bankruptcy Court.

     E. Commencing April 2007, the Debtors, the USW, the UAW and their advisors engaged in discussions regarding a possible consensual resolution of
(i) the 1113/1114 Litigation and (ii) all other issues between the Debtors and each of the USW and the UAW related to the Debtors' restructuring (the "Global Settlement"). The Global Settlement includes, among other things, the settlement of 1113/1114 Litigation reached by and among the Debtors and each of the Unions as of July 5, 2007, as amended (the "Union Settlement Agreements").

     F. On August 1, 2007, the Bankruptcy Court entered an order approving the Global Settlement.

     G. On ____ __, 2007, the Debtors accepted a proposal from Appaloosa pursuant to which Appaloosa will become the lead plan investor under the Global Settlement in accordance with the terms of the Investment Agreement (as defined below).

     H. On ____ __, 2007, the USW and UAW consented to the transactions contemplated by the Investment Agreement in accordance with the terms of Appendix R of the Union Settlement Agreements.

     I. This Agreement sets forth the Parties' agreement with respect to their support of a plan of reorganization for the Debtors in order to implement the Plan (as defined below) and the Investment Agreement.

     J. Appaloosa will make the New Investment (as defined below) on the terms and on the conditions set forth in the Investment Agreement, which sets forth the obligations of Appaloosa to make the New Investment in exchange for certain Convertible Preferred Shares (as defined below) to be issued by Reorganized Dana under a confirmed Plan.

     K. Subject to the terms of this Agreement, the Parties have agreed to work together to attempt to complete the negotiation of the terms of the Plan, as well as to resolve other outstanding issues, and to formulate and facilitate confirmation and consummation of the Plan and the transactions contemplated hereby; provided, however, that Dana will be the sole proponent of the Plan.

     L. In so agreeing, the Parties do not desire and do not intend in any way to avoid, violate or diminish (i) the disclosure, solicitation and other requirements of applicable securities and bankruptcy laws or (ii) the fiduciary duties of the Debtors or any such other Party having such duties.

                                    AGREEMENT

                                    ARTICLE I

                        OVERVIEW OF CERTAIN DEFINED TERMS

1113/1114 Litigation     Has the meaning set forth in Recital C hereof

Ad Hoc Group             Has the meaning set forth in Recital B hereof

Agreement                Has the meaning set forth in the Preamble hereof

Appaloosa                Has the meaning set forth in the Preamble hereof

Bankruptcy Code          Means the Bankruptcy Reform Act of 1978, as amended,
                         and codified at title 11 of the United States Code and as applicable to the Chapter 11 Cases

Bankruptcy Court         Means the United States Bankruptcy Court for the
                         Southern District of New York

Bankruptcy Rules         Mean the Federal Rules of Bankruptcy Procedure

Chapter 11 Cases         Has the meaning set forth in Recital A hereof

Claim                    Has the meaning ascribed to it in section 101 of the

                         Bankruptcy Code

Commitment Fee           Has the meaning set forth in the Investment Agreement
                         attached hereto as Exhibit B

Confirmation Order       Means the order of the Bankruptcy Court approving the
                         Debtors' Plan in form and substance reasonably acceptable to the USW, the UAW and Appaloosa

Convertible Preferred    Means, collectively, the Series A Preferred and the
Shares                   Series B Preferred (both as defined in the Investment
                         Agreement)

Creditors Committee      Has the meaning set forth in Section 8.4(a) hereof

Dana                     Has the meaning set forth in the Preamble hereof

Debtors                  Has the meaning set forth in the Preamble hereof

Disclosure Statement     Means a disclosure statement with respect to the Plan
                         filed by the Debtors with the Bankruptcy Court

Disclosure Statement     Means the order of the Bankruptcy Court approving the
Order                    Debtors' Disclosure Statement, which shall be in form
                         and substance reasonably acceptable to the USW, the UAW and Appaloosa

Effective Date           Means a day, as determined by the Debtors and
                         reasonably acceptable to Appaloosa, that is the business day as soon as reasonably practicable after all conditions to the effective date set forth in the Plan have been met or waived

Exit Facility            Has the meaning set forth in the form of Plan attached
                         hereto as Exhibit A

Global Settlement        Has the meaning set forth in Recital E hereof

Investment Agreement     Means the Investment Agreement among Dana Corporation
                         and Appaloosa, attached hereto as Exhibit B and incorporated herein by reference

Motion                   Has the meaning set forth in section 2.1 hereof

New Investment           Means the proposed investment in the Reorganized
                         Company by Appaloosa and other potential investors

Party or Parties         Has the meaning set forth in the Preamble hereof

Plan Means the chapter 11 plan of reorganization of the Debtors, which shall be reasonably acceptable to the USW, the UAW and Appaloosa and substantially in the form of the plan annexed hereto as Exhibit A

Reorganized Company      Means the Reorganized Debtors and their nondebtor
                         subsidiaries

Reorganized Dana         Means a corporation that shall be the successor of
                         Dana under a confirmed Plan

Reorganized Debtors      Means the Debtors, or any successor thereto, on or
                         after the Effective Date of the Plan

Standby Purchasers       Has the meaning set forth in the Investment Agreement

Termination Event        Has the meaning set forth in section 6.1 hereof

UAW                      Has the meaning set forth in the Preamble hereof

Unions                   Means the authorized representatives of the USW and UAW

Union Settlement         Has the meaning set forth in Recital E
Agreements

USW                      Has the meaning set forth in the Preamble hereof

Unsecured Claims         Means unsecured nonpriority Claims other than: (i)
                         subject to Appaloosa's reasonable approval as to the size of the Claims contained in such class, convenience class claims, and (ii) subject to Appaloosa's reasonable approval, (a) asbestos personal injury claims, (b) intercompany claims, (c) Dana Credit
                         Corporation claims and (d) any Claims of the non-union retirees represented by the Official Committee of Non-Union Retirees

                                   ARTICLE II

                           OBLIGATIONS OF THE DEBTORS

     The Debtors presently believe that, subject to the exercise of their fiduciary duties as debtors and debtors-in-possession (after consultation with outside legal and financial advisors), prompt consummation of the Plan will facilitate the Debtors' reorganization and is in the best interests of their creditors, shareholders and other parties-in-interest. Accordingly, the Debtors hereby agree, subject to the exercise of their fiduciary duties as debtors and debtors-in-possession (after consultation with outside legal and financial advisors), to use reasonable best efforts to propose the Plan and prosecute confirmation and consummation thereof. Subject to the foregoing, for as long as this Agreement remains in effect, the Debtors agree to:

     2.1 Prepare and file with the Bankruptcy Court a motion (the "Motion") seeking an order, which shall be in form and substance reasonably acceptable to the USW, UAW and Appaloosa, from the Bankruptcy Court (i) approving and authorizing the Debtors to enter into the Investment Agreement and this Agreement; and (ii) determining that the Parties' entry into, and performance of, their obligations under the Investment Agreement and this Agreement do not violate any law, including the Bankruptcy Code, and do not give rise to any claim or remedy against the Parties; and

     2.2 Not object to any application under section 503(b) or inclusion as part of the Plan under section 1129(a)(4) by Stroock for its representation of the Ad Hoc Group for payment of its reasonable legal fees and expenses from the filing of the Debtors' chapter 11 cases to the Effective Date up to a cap of $5 million; and

     2.3 Not propose any Plan premised upon the use of section 382(l)(5) of the Internal Revenue Code and will propose only a Plan premised upon the use of section 382(l)(6) of the Internal Revenue Code; and

     2.4 Engage in good faith negotiations with the other Parties and other parties in interest regarding the Plan, Disclosure Statement and other definitive documents that are consistent with this Agreement and that resolve all unresolved items reflected herein and/or are necessary to the implementation of the transactions contemplated by this Agreement; including, without limitation:

          a. Using reasonable best efforts to negotiate with parties in interest and thereafter file an amended plan, substantially in the form of the Plan, and related Disclosure Statement by _______ __, 2007; and

          b. Use reasonable best efforts to obtain entry by the Bankruptcy Court of the Confirmation Order on or before February 28, 2008.

                                  ARTICLE III

                     SUPPORT OBLIGATIONS OF THE USW, THE UAW
                                  AND APPALOOSA

     Unless and until this Agreement has been terminated in accordance with its terms, each of the USW, the UAW and Appaloosa agrees (and shall cause its respective affiliates to agree) that:

     3.1 It will support prosecution, confirmation and consummation of the Plan including without limitation, (i) the entry of the Disclosure Statement Order and (ii) the entry of the Confirmation Order, despite objection or the rejection of the Plan (whether by vote or operation of section 1126(g) of the Bankruptcy
Code) by any impaired class; provided, however, that, for the avoidance of doubt, nothing in this subsection is an agreement by any of the USW or the UAW to vote to accept or reject the Plan.

     3.2 It will not, nor will it encourage any other person or entity to, (i) object to, delay, impede, appeal, or take any other action, directly or indirectly, to interfere with, the entry of the

Disclosure Statement Order; (ii) commence any proceeding or prosecute, join in, or otherwise support any action to oppose or object to the Plan or Disclosure Statement; and (iii) delay, object to, impede, appeal, or take any other action, directly or indirectly, to interfere with the acceptance or confirmation of the Plan, the entry of the Confirmation Order or the occurrence of the Effective Date.

     3.3 It will engage in good faith negotiations with the other Parties and other parties in interest regarding the Plan, Disclosure Statement and other definitive documents that are consistent with this Agreement and/or are necessary to the implementation of the transactions contemplated by this Agreement.

     3.4 Appaloosa hereby acknowledges and agrees that it has completed such due diligence review as is required in order to commit to the New Investment and that its obligations hereunder are not subject to any due diligence condition. Without limiting the foregoing, the Debtors will continue to provide Appaloosa with such information and access as it reasonably requests.

     3.5 With respect to the UAW and USW only, not object to any application under section 503(b) or as part of the Plan under section 1129(a)(4) by Stroock for its representation of the Ad Hoc Group for payment of its reasonable legal fees and expenses from the filing of the Debtors' Chapter 11 Cases to the Effective Date up to a cap of $5 million.

     3.6 With respect to Appaloosa only, support through publicly filed pleadings any application under section 503(b) or as part of the Plan under section 1129(a)(4) by Stroock for its representation of the Ad Hoc Group for payment of its reasonable legal fees and expenses from the filing of the Debtors' chapter 11 cases to the Effective Date up to a cap of $5 million.

     3.7  It will not support any Plan premised upon the use of section 382(l)(5) of the Internal Revenue Code and will support only a Plan premised upon the use of section 382(l)(6) of the Internal Revenue Code.

                                   ARTICLE IV

                                 PLAN FRAMEWORK

     4.1 The Plan will contain the terms set forth in the form of Plan and the Investment Agreement, both of which are attached as Exhibits hereto and are incorporated herein by reference.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     The Parties acknowledge and agree that as a critical and integral part of the Global Settlement, the following agreements have been executed and delivered:

     5.1 The Debtors have executed and delivered the Union Settlement Agreements, including the amendment dated as of the date hereof.

     5.2 The USW and the UAW have executed and delivered their respective Union Settlement Agreement in accordance with their respective constitutions, including the amendment dated as of the date hereof; and

     5.3 The Debtors and Appaloosa will execute and deliver the Investment Agreement.

                                   ARTICLE VI

                               TERMINATION EVENTS

     6.1  The occurrence of any of the following shall be a "Termination Event":

          a.   The termination of the Investment Agreement once executed;

          b.   The termination of any one of the Union Settlement Agreements;

          c.   The Plan fails to become effective on or before May 1, 2008;

          d. Any court shall declare, in a final, non-appealable order, this Agreement to be unenforceable;

          e. The Debtors obtain approval of a disclosure statement other than the Disclosure Statement; or

          f.   The Motion is denied by the Bankruptcy Court.

     6.2 All obligations hereunder of all Parties shall terminate and shall be of no further force and effect:

          a. Automatically, and without written notice, upon the occurrence of the Termination Events described in Subsections 6.1(a), (b), (d), (e) and (f) above;

          b. Unless waived in writing by all Parties, upon written notice by one Party upon the occurrence of the Termination Events described in Subsection 6.1(c) above; and

          c. Automatically, and without written notice, immediately prior to the issuance of the common stock and Convertible Preferred Shares contemplated by the Plan and the Investment Agreement.

                                   ARTICLE VII

                       GOVERNING LAW; JURISDICTION; VENUE

     This Agreement shall be governed and construed in accordance with the internal laws of the State of New York without regard to any conflict of law provision that could require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each Party hereby irrevocably and unconditionally agrees that the Bankruptcy Court will retain exclusive jurisdiction over all matters related to the construction, interpretation or enforcement of this Agreement. Each Party further agrees to waive any objection based on forum non conveniens. Each Party waives any right it may have to a trial by jury and consents to the Bankruptcy Court hearing and determining any matters related to the construction, interpretation or enforcement of this Agreement and the Investment Agreement without regard to whether such matter is a core matter within the meaning of 28 U.S.C. Section 157(b).

                                  ARTICLE VIII

                                 IMPLEMENTATION

     8.1 After execution of this Agreement by all Parties, the Debtors will file the Motion with the Bankruptcy Court. The USW and the UAW will timely file statements in support of the Motion with the Bankruptcy Court.

     8.2 The Parties agree to negotiate in good faith all of the documents and transactions described in, or in connection with, this Agreement. Without limiting the foregoing, the Exit Facility will be with parties and on market terms reasonably acceptable to Appaloosa; provided that the Debtors shall have the obligation to consult with Appaloosa regarding such terms and parties.

     8.3 All holders of allowed Unsecured Claims will be entitled to purchase shares of Series B Preferred at par value on a pro rata basis in accordance with the terms of the Investment Agreement. Any shares of Series B Preferred not purchased under the Series B Rights Offering will be purchased at par value by Appaloosa and the Standby Purchasers; provided, however, that Appaloosa and the Standby Purchasers shall receive a guaranteed minimum of 40% of the total aggregate of shares of Series B Preferred and the Commitment Fee as consideration for their agreement to purchase the excess shares of Series B Preferred.

     8.4 (a) Any signatory who is a member of the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases (the "Creditors Committee") executes this Agreement only in its individual capacity and not as a member of the Creditors Committee, and nothing contained herein shall apply to limit the free and unrestricted performance of such signatory's duties as a member of the Creditors Committee, including, without limitation, the consideration and action, solely as a Creditors Committee member and not in its individual capacity, with respect to any competing plan of reorganization.

(b) Nothing contained herein shall restrict the right of a signatory to contact the Creditors Committee to provide comments on any relevant matter under Section 1102(b)(2)(B) of the Bankruptcy Code, including without limitation the signatory's views in favor of or against any competing plan of reorganization.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 It is an express condition to the effectiveness of this Agreement that the Bankruptcy Court shall have entered an order approving the Motion.

     9.2 Except as expressly provided in this Agreement, nothing contained herein (a) is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests; (b) may be deemed an admission of any kind; or (c) effects a modification of any existing agreement until such time as the Bankruptcy Court may have approved such modification. If the transactions contemplated herein are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto are not admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.

     9.3 Appaloosa shall promptly deliver to the Debtors, the USW and the UAW written notice upon the termination of the Investment Agreement. The Debtors shall promptly deliver to Appaloosa, the USW and the UAW written notice upon the termination of the Investment Agreement.

     9.4 The USW and/or the UAW shall deliver to the Debtors, the USW or the UAW (as applicable) and Appaloosa written notice upon the termination of any one of the Union Settlement Agreements as and when provided therein.

     9.5 Each Party hereby acknowledges that this Agreement is not, and shall not be deemed to be, a solicitation to accept or reject a plan or the Plan in contravention of section 1125(b) of the Bankruptcy Code. Each Party further acknowledges that no securities of any Debtor are being offered or sold hereby and that this Agreement does not constitute an offer to sell or a solicitation of an offer to buy any securities of any Debtor.

     9.6 Each Party, severally and not jointly, represents, covenants, warrants and agrees to each other Party, only as to itself and not as to each of the others, that the following statements, as applicable, are true, correct and complete as of the date hereof:

          a. It has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder;

          b. It is duly organized, validly existing, and in good standing under the laws of its state of organization and it has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

          c. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part; provided, however, that the Debtors' authority to enter into this Agreement is subject to Bankruptcy Court approval;

          d. This Agreement has been duly executed and delivered by it and constitutes its legal, valid, and binding obligation, enforceable in accordance with the terms hereof, subject to entry of the order approving the Motion;

          e. The execution, delivery, and performance by it (when such performance is due) of this Agreement do not and shall not (i) violate any provision of law, rule, or regulation applicable to it or any of its affiliates or its certificate of incorporation or bylaws or other organizational documents or those of any of its affiliates or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its affiliates is a party; and

          f. There are no undisclosed agreements or commitments between or among the Parties or, to the knowledge of the Parties, any other parties regarding matters subject to the terms of this Agreement.

     9.7 Except as otherwise specifically provided herein, this Agreement may not be modified, waived, amended or supplemented unless such modification, waiver, amendment or supplement is in writing and has been signed by each Party. No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver be deemed a continuing waiver.

     9.8 This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators, and representatives; provided, however, that nothing contained in this subsection shall be deemed to permit sales, assignments, delegations or transfers of this Agreement or any Party's rights or obligations hereunder.

     9.9 Nothing contained in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any person or entity other than the Parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to any Party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any Party to this Agreement.

     9.10 All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given (and shall be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses:

          a.   If to the Debtors, to:

                    Dana Corporation
                    4500 Dorr Street
                    Toledo, OH 43615
                    Facsimile: (419) 535-4790
                    Attention: Marc S. Levin, Esq.

               with a copy to:

                    Jones Day
                    222 East 41st Street
                    New York, NY  10017
                    Facsimile: (212) 755-7306
                    Attention: Corinne Ball, Esq.
                               Marilyn W. Sonnie, Esq.


          b.   If to the USW, to:

                    United Steelworkers
                    Five Gateway Center
                    Pittsburgh, PA  15222
                    Facsimile: (412) 562-2429
                    Attention: David R. Jury, Esq.


          c.   If to the UAW, to:

                    International Union, UAW
                    Solidarity House
                    8000 East Jefferson Avenue
                    Detroit, MI  48214
                    Facsimile: (313) 926-5240
                    Attention: Niraj R. Ganatra, Esq.


          d.   If to Appaloosa, to:

                    Appaloosa Management L.P.
                    26 Main Street
                    Chatham, NJ 07928
                    Facsimile: (973) 701-7055
                    Attention: James Bolin


               with a copy to:

                    White & Case LLP
                    1155 Avenue of the Americas
                    New York, NY  10036
                    Facsimile: (212) 354-8113
                    Attention: Gerard Uzzi, Esq.
                               Steven Teichman, Esq.

     9.11 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed signature page of this Agreement.

     9.12 This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether oral or written, with respect to such subject matter. This Agreement is the product of negotiations among the Parties and represents the Parties' intentions. In any action to enforce or interpret this Agreement, this Agreement shall be construed in a neutral manner, and no term or provision of this Agreement, or this Agreement as a whole, shall be construed more or less favorably to any Party.

     9.13 The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint. Any breach of this Agreement by any Party shall not result in liability for any other non-breaching Party.

  [Remainder of page intentionally blank; remaining pages are signature pages.]

     IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized representatives as of the date first above written.

                                                       DANA CORPORATION


                                                       By:
                                                           ---------------------
                                                           Name:
                                                           Title:


                                                       UNITED STEELWORKERS


                                                       By:
                                                           ---------------------
                                                           Name:
                                                           Title:


                                                       INTERNATIONAL UNION, UAW


                                                       By:
                                                           ---------------------
                                                           Name:
                                                           Title:


                                                       APPALOOSA MANAGEMENT L.P.


                                                       By:
                                                           ---------------------
                                                           Name:
                                                           Title:

                                    EXHIBIT A

                                 [Form of Plan]

                                    EXHIBIT B

                      [Investment Agreement with Exhibits]